Exhibit 32.1

Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Quarterly Report (the "report") of Sydys Corporation (the "Company") on Form 10-QSB for the period ended December 31, 2006, as filed with the Securities and Exchange Commission, Kenneth J. Koock, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Sydys Corporatation

Date: February 14, 2007	By:	/s/ Kenneth J. Koock
Kenneth J. Koock Chief Executive Officer Chief Financial Officer